Exhibit 10.2
PROMISSORY NOTE AGREEMENT

$________	___, 2015

FOR VALUE RECEIVED, Virtual Piggy, Inc., a Delaware corporation with an address of 1221 Hermosa Ave, Ste 210, Hermosa Beach, CA (“Maker”), promises to pay to the order of _____________________  _______________________________ with an address of ______________________________________ its successors and assigns (“Holder”), the principal sum of ________________________ Dollars ($_______), in lawful money of the United States of America, together with interest thereon as hereinafter specified.

The principal balance of this Note Agreement, together with all accrued but unpaid interest accrued thereon, shall be due and payable in full on the “Maturity Date”, which shall be the earlier of: (i) the 6 months anniversary of the date hereof, or on such earlier date that  (i) the Maker completes the closing of its joint venture agreement with _________, LLC or (ii) the Maker completes the closing of an additional $1 million minimum of financing pursuant to its offering of 10% Secured Convertible Promissory Notes.

The principal balance of this Note Agreement shall accrue interest at a rate of ten percent (10%) per annum (the “Interest Rate”). Accrued interest on the outstanding principal balance of this Note Agreement will be due and payable on the Maturity Date, together with a commitment fee equal to seven and one-half percent (7.5%) of the principal amount set forth in this Note Agreement (the “Commitment Fee”).

Payments under this Note Agreement shall be made to Holder at the address reflected above or at such other such address as Holder may designate in writing from time to time. Maker will have the right to prepay any or all of the principal balance outstanding under this Note Agreement in whole or in part at any time and from time to time without notice, premium or penalty. Any such prepayment shall be applied first to any unpaid interest that may have accrued through the date of payment, and then to the Commitment Fee and then to the unpaid principal balance of this Note Agreement.

If Maker fails to make any payment of principal or interest due under this Note Agreement as and when due, or if Maker fails to keep any other agreement or covenant set forth herein, and such failure continues uncured for ten (10) days or more after the date on which Holder sends written notice thereof to Maker specifying such failure with particularity, then Holder may declare Maker to be in default hereunder. For the avoidance of doubt, the 10-day grace period provided for herein, shall not apply to payment in full of all sums due under the Note Agreement which shall be due on the Maturity Date.

Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note Agreement. Any notice, request, or presentation to or upon Holder in respect of this Note Agreement may be given or made in writing and shall be deemed to be duly given if delivered personally, by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service to the address set forth above or, if any other address shall at any time be designated for this purpose by Maker in writing to Holder, to such other address.

The rights, powers and remedies of Holder, available at law, in equity or as stated herein, shall be cumulative and concurrent and may be exercised or otherwise pursued by Holder singly, successively or concurrently against Maker at the sole discretion of Holder, and may be exercised as often as occasion therefor shall incur. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

Holder shall not be deemed, by any act of omission or commission, to have waived any of his rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

Maker agrees to reimburse Holder for all costs and expenses (including without limitation reasonable attorneys’ fees) incurred by Holder in enforcing the provisions of this Note Agreement and in collecting on Maker’s obligations hereunder.

As an equity inducement for Holder to extend credit to Maker as evidenced by this Note Agreement, Maker agrees to issue to Holder two-year common stock purchase warrants to purchase _________ shares of Common Stock exercisable at $0.90 per share, such warrants to be otherwise in substantially the same form as those issued by the Maker in its most-recent Series B Preferred Stock financing (the “Warrants”).

This Note Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note Agreement. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Maker in any other jurisdiction to collect on the Maker’s obligations to Holder, or to enforce a judgment or other court in favor of the Holder.

This Note Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

The provisions of this Note Agreement are severable. If any term or provision of this Note Agreement shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

This Note Agreement shall bind Maker and its successors and assigns, and shall inure to the benefit of Holder and to his personal representatives, successors and assigns. Notwithstanding the foregoing, Maker may not assign or transfer its rights or obligations hereunder without the express written consent of Holder which may granted or withheld in Holder’s sole and absolute discretion.

It is expressly stipulated and agreed to be the intent of Maker and Holder at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Holder to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note Agreement. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note Agreement, or contracted for, charged, taken, reserved, or received with respect to the loan evidenced by this Note Agreement, or if Holder's exercise of the option to accelerate the Maturity Date, results in Holder having paid any interest in excess of that permitted by applicable law, then it is Holder's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note Agreement and all other debt and the provisions of this Note Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the loan evidenced by the Note Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note Agreement until payment in full so that the rate or amount of interest on account of the Note Agreement does not exceed the maximum lawful rate from time to time in effect and applicable to the loan amount for so long as the Note Agreement is outstanding. Notwithstanding anything to the contrary contained herein, it is not the intention of Holder to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note Agreement and that this Note Agreement constitutes the valid and binding obligations of Maker.

THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER’S AGREEMENT TO MAKE THE LOAN, WITHOUT WHICH LENDER WOULD NOT MAKE THE LOAN. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IF IT HAS SO REVIEWED THIS WAIVER WITH LEGAL COUNSEL IT HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING SUCH CONSULTATION OR IF IT HAS NOT REVIEWED THIS WAIVER WITH LEGAL COUNSEL HAS DONE SO KNOWINGLY AND INTENTIONALLY AND AGAINST THE ADVICE OF THE OTHER PARTY WITH THE FULL UNDERSTANDING THAT THIS PROVISION IS LEGALLY ENFORCEABLE IN ACCORDANCE WITH ITS TERMS. IF FOR ANY REASON THIS JURY TRIAL WAIVER IS DEEMED TO BE UNENFORCEABLE, AND A PARTY HERETO SHALL ELECT JURY TRIAL AS A DISPUTE RESOLUTION MECHANISM SUCH ELECTION SHALL BE UNENFORCEABLE TO THE MAXIMUM EXTENT PERMITTED BY LAW AND THE DISPUTE SHALL INSTEAD BE RESOLVED BY JUDICIAL REFERENCE IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638, ET SEQ.

Maker hereby warrants, represents and covenants that the loan evidenced hereby is for business or commercial purposes only, and no advance of funds evidenced hereby shall be used by Maker for personal, family, agricultural or household purposes.

The Holder hereby represents and warrants to the Maker as follows:

a.
The Holder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All corporate action on Holder's part required for the lawful execution and delivery of this Agreement has been or will be effectively be taken prior to the Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Holder, enforceable in accordance with its terms.

b.
Holder understands that the Warrants and underlying shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act of 1933, as amended (the “Securities Act”), based in part upon Holder's representations including, without limitation, that the Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act. The Holder confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note Agreement and the Warrants. The Holder further confirms that it has had an opportunity to ask questions and receive answers from the Maker regarding the Maker's business, management and financial affairs and the terms and conditions of this Note Agreement, and the Warrants and to obtain additional information necessary to verify any information furnished to the Holder or to which the Holder had access.

c.
The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Maker so that it is capable of evaluating the merits and risks of its investment in the Maker.  The Holder understands that it must bear the economic risk of this investment until the Maturity Date and until the Warrants or underlying shares are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

d.
The Holder is acquiring the Note Agreement and the Warrants and underlying shares for the Holder's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

e.	Holder represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

f.
The Warrants and underlying shares shall bear a legend which shall be in substantially the following form until such shares and Warrants are covered by an effective registration statement filed with the SEC:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO. THAT SUCH REGISTRATION IS NOT REQUIRED."

The Holder covenants and agrees with the Company as follows:

a.
The Holder agrees that it will not disclose, and will not include in any public announcement, the name of the Maker, unless expressly agreed to by the Maker or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

b.
The Holder agrees not to effect any sales in the Warrants or the Maker's Common Stock while in possession of material, non-public information regarding the Maker if such sales would violate applicable securities law.

Holder acknowledges that he has read and understands the contents of this Agreement.

Holder further acknowledges that he has been specifically advised by the Maker to consult with an attorney before signing it.  Holder further acknowledges that this Agreement was reached after negotiation in which Holder was advised to be, and afforded the opportunity to be, represented by counsel.  Holder acknowledges that he has executed this Agreement voluntarily and of his own free will, without coercion and with full knowledge of what it means to do so.

This Note Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, intending to be legally bound thereby, the parties have caused this Note Agreement to be signed in their names effective as of the date hereof.

MAKER:

VIRTUAL PIGGY, INC.

By:
Name:
Title:

HOLDER: